May 21, 1997




The Prudential Insurance Company
  of America
c/o Prudential Capital Group
Two Prudential Plaza
  Suite 5600
Chicago, IL   60601



                 Re:   Second Amended and Restated Note Agreement

Gentlemen:

	Reference is made to that certain Second Amended and Restated Note Agreement by and among John B. Sanfilippo and Son, Inc. (the "Company"), Prudential Insurance Company of America ("Prudential") and the Purchasers (as defined therein), as amended and supplemented from time to time (hereinafter collectively referred to as the "Note Agreement").

	The Company has advised Prudential and the Purchasers that it desires to change its fiscal year for accounting purposes to a fiscal year ending on the last Thursday of June for fiscal years commencing on or after January 1, 1997 and to amend certain provisions of the Note Agreement to reflect such change in the Company's fiscal year.

	Accordingly, this will confirm the mutual understanding and agreement the parties to amend the Note Agreement as follows:

        1.  The Definition of "Fiscal Quarter" appearing in
        Section 10B of the Note Agreement is hereby amended in its entirety to read as follows:

                "Fiscal Quarter" means any quarterly fiscal accounting period of the Company and its Subsidiaries within a Fiscal Year consisting of periods of five, four, and four weeks respectively.

        2.  The definition of Fiscal Year appearing in Section
        10B of the Note Agreement is hereby amended in its entirety to read as follows:

                "Fiscal Year" means any fiscal accounting period of the Company and its Subsidiaries consisting of four quarterly accounting periods of five, four, and four weeks respectively ending on December 31, of each year for Fiscal Years commencing prior to January 1, 1997 and on the last Thursday of June for Fiscal Years commencing on or after January 1, 1997; references to a Fiscal Year with a number corresponding to any calendar year for Fiscal Years commencing on or after January 1997 (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on the date which is the last Thursday of June occurring during such calendar year."

	This will further confirm that pursuant to Section 6I of the Note Agreement, the Required Holders consent to the change in the Company's Fiscal Year end.

	Except as amended hereby, the Note Agreement shall remain unchanged and in full force and effect.

	In order to confirm your agreement with the foregoing, please execute the acknowledgment in the place indicated below.



                                           Very truly yours,

                                           JOHN B. SANFILIPPO & SON, INC.


                                           By: /s/ Gary P. Jensen
                                               ---------------------
                                        Title: Executive Vice President,
                                               Finance and Chief Financial
                                               Officer

Acknowledged and agreed to:                THE PRUDENTIAL INSURANCE
                                           COMPANY OF AMERICA


                                           By: /s/ Mark Hoffmeister
                                               ----------------------
                                        Title: Vice President



Dated:  May 21, 1997



       The undersigned acknowledge receipt of a copy of the foregoing Amendment to Second Amended and Restated Note
Agreement, consent to the terms thereof, and ratify and confirm their Guaranties in favor of Prudential and the Purchasers, and all documents, instruments, and agreements executed in connection therewith.



                                           QUANTZ ACQUISITION CO., INC.


                                           By: /s/ Michael J. Valentine
                                           ----------------------------
                                        Title: Assistant Secretary_



                                           SUNSHINE NUT CO.


                                          By:  /s/ Mathias A. Valentine
                                          -----------------------------
                                       Title:  Vice President